                                                                   EXHIBIT 12.1

STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                 YEARS ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                              1996          1997          1998          1999          2000
                                                             --------------------------------------------------------------
                                                                                     (in thousands)
EARNINGS
        Income From Continuing Operations *                  59,246        61,925        53,885        72,856        65,951
        Fixed Charges                                        36,485        35,458        30,915        34,305        55,621
        Capitalized Interest                                 (1,388)       (1,478)         (795)       (2,133)       (4,559)
                                                             --------------------------------------------------------------
            Total Earnings                                   94,343        95,905        84,005       105,028       117,013
                                                             ==============================================================

FIXED CHARGES
        Interest Expense                                     34,922        33,707        29,784        31,563        48,982
        Capitalized Interest                                  1,388         1,478           795         2,133         4,559
        Rental Interest Factor                                  175           273           336           609         2,080
                                                             --------------------------------------------------------------
            Total Fixed Charges                              36,485        35,458        30,915        34,305        55,621
                                                             ==============================================================


RATIO: EARNINGS / FIXED CHARGES                                2.59          2.70          2.72          3.06          2.10
                                                             ==============================================================



* Excludes minority interest, extraordinary loss and undistributed equity earnings.